Third Amendment to Lease Agreement

This Third Amendment to Lease Agreement (“AGREEMENT”) made and entered into this 28th day of February 2011, by and between RED GATE III LLC (“LANDLORD”) and ENTREMED, INC. (“TENANT”).

WITNESSETH:

Whereas, the LANDLORD and TENANT entered into a certain lease (“LEASE”) dated June 10, 1998, covering 46,267 square feet of space (“PREMISES”) located in 9640 Medical Center Drive, Rockville, Maryland (“BUILDING”);

Whereas, the LEASE was amended by Lease Amendment on January 27, 2009 reducing the total square feet of space to 8,554;

Whereas, the LEASE was further amended by Lease Amendment on March 1, 2010 extending LEASE for twelve (12) months on a month to month basis, and decreasing premises to 4,367 square feet; and

Whereas, the parties hereto desire to further amend the LEASE to extend the term for an additional twelve (12) months on the same terms and conditions.

Now, therefore, the parties hereto, intending to be legally bound, do covenant and agree as follows:

1.           The TENANT desires and LANDLORD agrees to extend LEASE on a month to month basis for a period of twelve (12) months commencing March 1, 2011 and terminating February 29, 2012.

2.           The TENANT shall continue to have access to the computer server room located on the second floor and the conference room, mailroom, lavatories and kitchen located on the first floor. The TENANT agrees that its use of this area will terminate when the LANDLORD enters into a lease with a primary tenant who desires to exclusively occupy such general areas, provided TENANT is provided with ninety (90) days written notice as provided in Section 3 below. The TENANT may independently negotiate a shared used arrangement with such primary tenant.

3.           TENANT and LANDLORD shall have the right to terminate lease with ninety (90) days written notice.

4.           The monthly Minimum Rent for the Premises shall be in the amount of Eight Thousand and 00/100 Dollars ($8,000.00).  The LANDLORD will continue to be responsible for utilities during the extended term of the LEASE.

Ratification of LEASE:  Except as expressly modified or amended by this AGREEMENT, all terms, covenants and conditions of the LEASE shall remain the same.

In witness whereof, LANDLORD and TENANT have caused this AGREEMENT to be executed as of this 28th day of February 2011, and do hereby declare this AGREEMENT to be binding on them, their respective successors and assigns.

WITNESS:	LANDLORD:
RED GATE III LLC

By:

WITNESS:	TENANT:
ENTREMED, INC.

By:

Entremed, Inc.
Third Amendment
9640 Medical Center Drive
Rockville, Maryland